Exhibit 10.13

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of September 26, 2016, by MAM SOFTWARE GROUP, INC., a Delaware corporation (the “Borrower”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Lender”).

RECITALS

A.     .The Borrower and the Lender are parties to a Credit Agreement dated December 1, 2015 (as amended, restated, modified, substituted, extended, and renewed from time to time, the “Credit Agreement”). The Credit Agreement provides for some of the agreements between the Borrower and the Lender with respect to the “Loans” (as defined in the Credit Agreement), including a revolving credit facility in an amount not to exceed $2,500,000.00 and a term facility in the original principal amount of $9,500,000.00.

B.     .The Borrower has requested that the Lender amend certain covenants in the Credit Agreement.

C.     .The Lender is willing to agree to the Borrower’s request on the condition, among others, that this Agreement be executed.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1.     .The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning under this Agreement.

2.     .The Borrower and the Lender agree that on the date hereof the aggregate outstanding principal balance under the Revolving Credit Note (subject to change for returned items and other adjustments made in the ordinary course of business) is $1,250,000.00 and under the Term Note is $8,075,000.03.

3.     .The Credit Agreement is hereby amended as follows:

(a)     ()Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new definition in its correct alphabetical order:

“Minimum Liquidity” means, on the date of determination, the sum of (i) unrestricted cash, plus (ii) Availability.

(b)     ()The definition of “Applicable Rate” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by restating the chart contained therein in its entirety to read as follows:

Total Leverage Ratio	Revolving Commitment CBFR Spread	Revolving Commitment Eurodollar Spread	Term Loan CBFR Spread	Term Loan Eurodollar Spread	Commitment Fee Rate
Category 1 < 1.50 to 1.00	CB Floating Rate + 3.50%	LIBO Rate + 3.50%	CB Floating Rate + 3.50%	LIBO Rate + 3.50%	0.30%
Category 2 < 2.00 to 1.00 but > 1.50 to 1.00	CB Floating Rate + 3.75%	LIBO Rate + 3.75%	CB Floating Rate + 3.75%	LIBO Rate + 3.75%	0.30%
Category 3 > 2.00 to 1.00	CB Floating Rate + 4.00%	LIBO Rate + 4.00%	CB Floating Rate + 4.00%	LIBO Rate + 4.00%	0.30%

(c)     ()Section 5.01(b) (Financial Statements and Other Information) of the Credit Agreement is here by amended and restated in its entirety to read as follows:

“(b)     for the period beginning October 1, 2016, within 30  days after the end of each month except the final month of the fiscal year of the Borrower, and for the period beginning after the Lender has, in its sole discretion, provided written notice of such change to the Borrower, within 45  days after the end of each of the first three fiscal quarters of the Borrower, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)     ()Subsections (e), (i), (j), (k), and (l) of Section 6.01 (Indebtedness) of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“(e)     Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed $50,000 at any time outstanding, provided however, such limit may be increased to $100,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower;”

“(i)     Subordinated Indebtedness in an aggregate principal amount not exceeding $50,000 at any time outstanding, provided however, such limit may be increased to $100,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower;”

“(j)     Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (j) together with any Refinance Indebtedness in respect thereof permitted by clause (f) above, shall not exceed $50,000 at any time outstanding, provided however, such limit may be increased to $100,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower;”

“(k)     Existing operating lease obligations (in effect as of the Effective Date), including increases in existing operating lease obligations and new operating lease obligations; provided that the sum of such increases in existing operating lease obligations, plus new operating lease obligations do not exceed, in the aggregate, $100,000 annually, provided however, such limit may be increased to $500,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower; and”

“(l)     any other unsecured Indebtedness, provided however, the Borrower may incur other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower.”

(e)     ()Section 6.02(d) (Liens) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)     Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 85% of the cost of acquiring, constructing or improving such fixed or capital assets at any time outstanding, provided however, such limit may be increased to 100% of the cost of acquiring, constructing or improving such fixed or capital assets at any time outstanding for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower, and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;”

(f)     ()Subsections (d) and (f) of Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)     loans or advances (excluding non-cash allocation of costs or expenses among Subsidiaries done in the ordinary course of business) made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under Section 6.04(c) and outstanding Guarantees permitted under Section 6.04(e)) shall not exceed $100,000 at any time outstanding, provided however, such limit may be increased to $250,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower (in each case determined without regard to any write-downs or write-offs);”

“(f)     loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $50,000 in the aggregate at any one time outstanding, provided however, such limit may be increased to $100,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower;”

(g)     ()Section 6.05(g) (Asset Sales) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g)     sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $100,000 during any fiscal year of the Borrower, provided however, such limit may be increased to $250,000 for the period beginning after the Lender has, in its sole discretion, provided written notice of such increase to the Borrower;”

(h)     ()Subsections (a) and (b) of Section 6.12 (Financial Covenants) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)     Maximum Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio, on the last day of each month for the period beginning on September 30, 2016, through and including September 30, 2017, and of any fiscal quarter thereafter, ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Maximum Total Leverage Ratio
September 30, 2016, through and including August 31, 2017	2.50 to 1.00
September 30, 2017	2.25 to 1.00
December 31, 2017, and thereafter	2.0o 1.00

(b)     Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of the fiscal quarter ending December 31, 2017, and for each fiscal quarter thereafter, to be less than 1.20 to 1.00.

(i)     ()Section 6.12 (Financial Covenants) of the Credit Agreement is hereby amended by adding the following new subsections:

(c)     Minimum LTM EBITDA. The Borrower will not permit EBITDA, for any period of twelve consecutive months ending on the last day of each month for the period beginning on September 30, 2016, through and including September 30, 2017, to be less than $3,750,000.00.

(d)     Minimum Liquidity. The Borrower will not permit Minimum Liquidity, for any period of twelve consecutive months ending on the last day of each month for the period beginning on September 30, 2016, through and including September 30, 2017, to be less than $750,000.00.

4.     .The agreement of the Lender under this Agreement are subject to the following terms and conditions, time being of the essence:

(a)     ()At the time this Agreement is executed and delivered, the Borrower shall pay the Lender an amendment fee in the amount of $25,000.00, which fee is fully earned and non-refundable.

(b)     ()At the time this Agreement is executed and delivered, the Guarantor (as that term is defined in the Credit Agreement) shall execute and deliver the Agreement of Guarantor below.

5.     .The Borrower represents and warrants to the Lender as follows:

(a)     ()The Borrower (i) is duly organized, existing and in good standing under the laws of the jurisdiction of its formation stated in the preamble to this Agreement and is organized in no other jurisdiction, (ii) has the entity power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

(b)     ()The Borrower has the entity power and authority to execute and deliver this Agreement and to incur and perform its obligations hereunder and has taken all necessary and appropriate entity action to authorize the execution, delivery and performance of this Agreement.

(c)     ()The Credit Agreement, as amended by this Agreement, and each of the other Loan Documents remain in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

(d)     ()All of the Borrower’s representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of the Borrower’s execution of this Agreement.

(e)     ()No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Credit Agreement or the other Loan Documents which has not been waived in writing by the Lender.

(f)     ()The execution, delivery and performance of the terms of this Agreement will not conflict with, violate or be prevented by (i) as applicable, charter or bylaws, operating agreement, articles of organization, partnership agreements, or other constituent certificates, documents and agreements governing the Borrower’s formation, governance and management, (ii) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (iii) any Laws.

6.     .The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Credit Agreement, as amended hereby. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

7.     .The Borrower acknowledges and warrants that the Borrower has no (and alternatively waives each and every) counterclaim, recoupment, setoff, reduction or defense with respect to the Obligations or otherwise, however arising, in contract, in tort or otherwise and whenever arising; and alternatively, releases, withdraws, waives and discharges any and all claims, rights, demands, damages, causes of action, judgments or liabilities which the Borrower has, had or may have ever had against the Lender, including but not limited to any arising in connection with the Obligations or otherwise.

8.     .The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of counsel and all recording fees, taxes and charges.

9.     .This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the Laws of New York.

10.     .This Agreement is one of the Loan Documents. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Agreement agrees that the respective signatures of the parties may be delivered by fax, PDF, or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Agreement with its inked signature, but the party’s failure to deliver a copy of this Agreement with its inked signature shall not affect the validity, enforceability and binding effect of this Agreement.

Signatures begin on the following page.

Signature Page to
FIRST AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement under seal as of the date and year first written above.

ATTEST:     MAM SOFTWARE GROUP, INC.

_____________________________     By:__________________________(SEAL)

Name:     Brian H. Callahan

Title:     Chief Financial Officer

WITNESS:     JPMORGAN CHASE BANK, N.A.

_____________________________     By:__________________________(SEAL)

Name:

Title:

Agreement of Guarantor begins on the following page.

FIRST AMENDMENT TO CREDIT AGREEMENT

AGREEMENT OF GUARANTOR

Reference is made to the foregoing First Amendment to Credit Agreement (the “First Amendment”) for the meaning of capitalized terms not otherwise defined in this Agreement of Guarantor. The undersigned is the “Guarantor” under a Guaranty of Payment Agreement, dated December 1, 2015 (as amended, modified, substituted, extended and renewed from time to time, the “Guaranty”), in favor of the Lender. In order to induce the Lender to enter into the First Amendment, the Guarantor (a) consents to the transactions contemplated by, and agreements made by the Borrower under, the First Amendment, (b) ratifies, confirms and reissues the terms, conditions, promises, covenants, grants, assignments, security agreements, waivers, agreements, representations, warranties and provisions contained in the Guaranty, and (c) agrees that the Guarantor has no (and alternatively waives each and every) counterclaim, recoupment, setoff, reduction or defense with respect to the Guarantor's obligations under the Guaranty, however arising, in contract, in tort or otherwise and whenever arising; and (d) alternatively, releases, withdraws, waives and discharges any and all claims, rights, demands, damages, causes of action, judgments or liabilities which the Guarantor has, had or may have ever had against the Lender, including but not limited to any arising in connection with the Guaranty or the other Loan Documents. Without limiting the foregoing, the Guarantor acknowledges and agrees that in the Guaranty the Guarantor agreed, among other things, that the parties to the Credit Agreement may from time to time modify, amend, change or terminate any provisions of any of the Loan Documents without in any way releasing, affecting or in any way impairing the obligations and liabilities of the Guarantor under the Guaranty, and notwithstanding the acceptance of this Agreement of Guarantor by the Lender, the parties may hereafter modify, amend, change or terminate any provisions of any of the Loan Documents without notice to, the further agreement of, or the consent of the Guarantor. This Agreement is one of the Loan Documents. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Agreement agrees that the respective signatures of the parties may be delivered by fax, PDF, or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Agreement with its inked signature, but the party’s failure to deliver a copy of this Agreement with its inked signature shall not affect the validity, enforceability and binding effect of this Agreement.

Signature to Agreement of Guarantor begins on the following page.

First AMENDMENT TO credit AGREEMENT

Signature page to
AGREEMENT OF GUARANTOR

WITNESS signature and seal of the Guarantor as of the date of the First Amendment.

WITNESS OR ATTEST:     MAM SOFTWARE, INC.

______________________________     By:__________________________(SEAL)

Name:     Brian H. Callahan

Title:     Chief Financial Officer

4836-6248-1208, v. 2